SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                March 18, 2004
                           ________________________
                       (Date of earliest event reported)


                        Tumbleweed Communications Corp.
             _____________________________________________________
            (Exact name of Registrant as specified in its charter)


           Delaware               000-26223             94-3336053
     _____________________________________________________________________
    (State of Incorporation) (Commission File No.)   (IRS Employer
                                                     Identification No.)


                               700 Saginaw Drive
                        Redwood City, California 94063
                ______________________________________________
         (Address of principal executive offices, including zip code)


                                (650) 216-2000
                ______________________________________________
             (Registrant's telephone number, including area code)


               _________________________________________________
         (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective March 18, 2004, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 18, 2004 (the "Merger Agreement"), by and among Tumbleweed Communications Corp. ("Registrant"), Greenland Acquisition Company, L.L.C., a Delaware limited liability company and a direct, wholly owned subsidiary of Registrant ("Sub"), Corvigo, Inc., a Delaware corporation ("Corvigo"), and Mark Kvamme, as Stockholders' Agent ("Stockholders' Agent"), Corvigo was merged with and into Sub with Sub continuing as the surviving entity and a wholly-owned subsidiary of Registrant (the "Merger").

         Pursuant to the Merger Agreement, as a result of the Merger, (a) each outstanding share of common stock, par value $.0001 per share, of Corvigo (the "Corvigo Common Stock"), was converted into the right to receive approximately
0.187 of a fully paid and nonassessable share of common stock, par value $.001 per share, of Registrant ("Registrant Common Stock") and approximately $0.240 in cash; (b) each outstanding share of preferred stock, par value $.001 per share, of Corvigo (the "Corvigo Preferred Stock"), was converted into the right to receive approximately 0.248 of a share of Registrant Common Stock and approximately $0.312 in cash; and (c) each outstanding option to purchase Corvigo Common Stock under Corvigo's employee stock option plans was assumed by Registrant and will be exercisable for approximately .221 of a share of Registrant Common Stock. Registrant Common Stock now trades on The Nasdaq National Market under the symbol "TMWD". The foregoing description and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Report, and is incorporated herein by reference.

         Financial terms of the purchase include the issuance of approximately
4.7 million shares of Registrant Common Stock, the assumption of approximately 400,000 stock options, and payment of $3.0 million of cash net of Corvigo's cash. Based on Registrant's closing stock price on March 17, 2004, the transaction was valued at approximately $38.5 million.

         Pursuant to the Merger Agreement and Escrow Agreement, dated as of March 18, 2004, by and among U.S. Bank National Association, Registrant and Stockholders' Agent, ten percent of the consideration issued to former holders of shares of Corvigo Common Stock and Corvigo Preferred Stock as part of the Merger was placed in an escrow account to secure certain indemnification obligations of the former Corvigo stockholders to Registrant.

         Pursuant to the Merger Agreement, the issuance of Registrant Common Stock under the Merger Agreement as described above will be registered under the Securities Act of 1933 pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial statements of business acquired.

               The Registrant will provide financial statements of the business acquired by an amendment to this Report to be filed within sixty days from the date this Report is due.

         (b)   Pro forma financial information.

               The Registrant will provide pro forma financial statement data of the Company and the business acquired by an amendment to this Report to be filed within sixty days from the date this report is due.

         (c)   Exhibits.

               The following exhibit is being filed with this report.

               2.1 The Agreement and Plan of Merger and Reorganization by and among Tumbleweed Communications Corp., Greenland Acquisition Company, L.L.C., Corvigo, Inc., and Mark Kvamme, as Stockholders' Agent, dated as of March 18, 2004.


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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Tumbleweed Communications Corp.


                                                 By:  /s/ Eric Schlezinger
                                                     -------------------------
                                                 Name:   Eric Schlezinger
                                                 Title:  Assistant Secretary

Date: March 23, 2004


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                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

2.1 The Agreement and Plan of Merger and Reorganization by and among Tumbleweed Communications Corp., Greenland Acquisition Company, L.L.C., Corvigo, Inc., and Mark Kvamme, as Stockholders' Agent, dated as of March 18, 2004.